UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)

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☐ Preliminary Proxy Statement

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☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Materials under §240.14a-12

DECKERS OUTDOOR CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DECKERS OUTDOOR CORPORATION
250 Coromar Drive
Goleta, California 93117

SUPPLEMENT TO PROXY STATEMENT
FOR 2017 ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, December 14, 2017, at 8:00 a.m. Pacific Time

This proxy statement supplement, dated November 13, 2017 (this “Supplement”), supplements the proxy statement dated November 2, 2017 (the “Proxy Statement”) previously made available to the stockholders of Deckers Outdoor Corporation (“Deckers”) in connection with the solicitation by Deckers’ Board of Directors (the “Board”) of proxies to be voted at the 2017 Annual Meeting of Stockholders (together with any postponements, adjournments or other delays thereof, the “Annual Meeting”). The Annual Meeting will be held at Deckers’ corporate headquarters located at 250 Coromar Drive, Goleta, CA 93117, on Thursday, December 14, 2017, at 8:00 a.m. Pacific Time.

The purpose of this Supplement is to provide updated information relating to recent actions taken by the Board. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

DECKERS’ ACTIONS TO ADDRESS AND RESOLVE
LITIGATION INITIATED BY MARCATO

As further described in the Proxy Statement, on October 23, 2017, an affiliate of Marcato Capital Management LP (“Marcato”) filed a lawsuit in the Court of Chancery of the State of Delaware that names Deckers and each member of the Board as defendants. To ensure that stockholders can focus on what matters—choosing the right stewards to lead Deckers forward and continue to execute on its transformation—on November 10, 2017, the Board took the following actions:

•	As previously announced, Deckers will hold the Annual Meeting on December 14, 2017, subject only to the Board’s ability, in the exercise of its fiduciary duties to stockholders, to adjust the date of the meeting should circumstances require that action. The Board also authorized Deckers to enter into a stipulation with Marcato regarding this commitment.

•	The Board approved an amendment to Deckers’ credit facility to prevent an “event of default” from occurring under the credit facility if a majority of Marcato’s director nominees were to be elected at the Annual Meeting. Deckers is working with JPMorgan Chase Bank, the administrative agent under its credit facility, to obtain the necessary lender consents to implement this amendment as soon as possible. The Board approved Marcato’s director nominees as director candidates under the credit facility solely for this purpose.

•	The Board disabled the acceleration of equity awards and compensation arrangements under certain of Decker’s equity and deferred compensation plans that would have otherwise occurred if a majority of Marcato’s director nominees were to be elected at the Annual Meeting. In order to effect this change, the Board determined that Marcato’s director nominees, if elected, would be “continuing directors” solely for this purpose under the relevant equity and deferred compensation plans.

In light of these actions, Deckers and the Board believe that Marcato’s lawsuit is moot and will promptly pursue dismissal of Marcato’s lawsuit.